As Filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Full Truck Alliance Co. Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

No. 123 Kaifa Avenue	Wanbo Science and Technology Park, 20 Fengxin Road
Economic and Technical Development Zone, Guiyang	Yuhuatai District, Nanjing
Guizhou 550009	Jiangsu 210012
People’s Republic of China	People’s Republic of China
+86-851-8384-2056	+86-25-6692-0156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Full Truck Alliance Co. Ltd. Second Amended and Restated 2018 Share Incentive Plan

Full Truck Alliance Co. Ltd. 2021 Equity Incentive Plan

(Full title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, N.Y. 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Simon Chong Cai	Yi Gao, Esq.
Chief Financial Officer	Simpson Thacher & Bartlett LLP
Wanbo Science and Technology Park, 20 Fengxin Road	c/o 35th Floor, ICBC Tower
Yuhuatai District, Nanjing	3 Garden Road
People’s Republic of China	Central, Hong Kong
+86-25-6692-0156	+852-2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Class A Ordinary Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares issuable upon exercise of outstanding options granted under the 2018 Plan, par value US$0.00001 per share	184,615,538(3)	$0.00001(4)	$1,846.16	$0.20
Class A ordinary shares reserved for future grant under the 2018 Plan, par value US$0.00001 per share	944,855(5)	$0.82(6)	$774,781.10	$84.53
Class A ordinary shares reserved for future grant under the 2021 Plan, par value US$0.00001 per share	466,685,092(7)	$0.82(6)	$382,681,775.44	$41,750.58
TOTAL	652,245,485	—	$383,458,402.70	$41,835.31

(1)

These Class A ordinary shares, par value US$0.00001 per share (the “Class A Ordinary Shares”) of Full Truck Alliance Co. Ltd. (the “Company” or “Registrant”) may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one Class A Ordinary Share. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-257112).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional Class A Ordinary Shares, which may be offered and issued under the Full Truck Alliance Co. Ltd. Second Amended and Restated 2018 Share Incentive Plan (the “2018 Plan”) and/or the Full Truck Alliance Co. Ltd. 2021 Equity Incentive Plan (the “2021 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(3)	The amount to be registered represents Class A Ordinary Shares to be issued upon exercise of outstanding options granted under the 2018 Plan.
(4)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $0.00001 per share, which is the weighted average per share exercise price (rounded to the nearest cent) of share options outstanding under the 2018 Plan as of the date of this Registration Statement.

(5)	The amount to be registered represents Class A Ordinary Shares reserved for future award grants under the 2018 Plan.
(6)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $0.82 per share, which is based on the average of the high and low prices of the Registrant’s ADSs as quoted on the New York Stock Exchange on July 6, 2021 divided by 20, the then Class A Ordinary Share-to-ADS ratio.

(7)	The amount to be registered represents Class A Ordinary Shares reserved for future award grants under the 2021 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity incentive plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a. The Registrant’s prospectus dated June 21, 2021 filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form F-1, as amended (File No. 333-256564), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

b. The description of the Registrant’s Class  A Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-40507) filed with the Commission on June 15, 2021 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-256564), as amended, initially filed with the Commission on May 27, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

The Cayman Companies Act (as amended) does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s sixth amended and restated memorandum and articles of association provide that each director or officer of the Registrant shall be indemnified out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts unless such actions, costs, charges, losses, damages and expenses arise from dishonesty or fraud which may attach to such directors or officers.

In addition, the Registrant has entered, and intend to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.1 to the Registrant’s registration statement on Form F-1 (Registration No. 333-256564), as amended, initially filed with the Commission on May 27, 2021, with its directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Form of Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form F-1 (File No. 333-256564), as amended, initially filed with the Securities and Exchange Commission on May 27, 2021)

5.1*	Opinion of Conyers Dill & Pearman

10.1	Second Amended and Restated 2018 Share Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-256564), as amended, initially filed with the Securities and Exchange Commission on May 27, 2021)

10.2	2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.21 to the registration statement on Form F-1 (File No. 333-256564), as amended, initially filed with the Securities and Exchange Commission on May 27, 2021)

23.1*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, China on July 7, 2021.

Full Truck Alliance Co. Ltd.

By:	/s/ Peter Hui Zhang
Name: Peter Hui Zhang
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Peter Hui Zhang and Simon Chong Cai, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Peter Hui Zhang	Chairman and Chief Executive Officer	July 7, 2021
Peter Hui Zhang	(principal executive officer)

/s/ Shanshan Guo	Director	July 7, 2021
Shanshan Guo

/s/ Guizhen Ma	Director	July 7, 2021
Guizhen Ma

/s/ Wenjian Dai	Director	July 7, 2021
Wenjian Dai

/s/ Weidong Ji	Director	July 7, 2021
Weidong Ji

/s/ Xinzhe Li	Director	July 7, 2021
Xinzhe Li

/s/ Simon Chong Cai	Chief Financial Officer	July 7, 2021
Simon Chong Cai	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Full Truck Alliance Co. Ltd. has signed this registration statement or amendment thereto in New York, New York on July 7, 2021.

US Authorized Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President